Draft 6 September 29, 2014

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2014

LANDSTAR SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	021238	06-1313069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13410 Sutton Park Drive South, Jacksonville, Florida

(Address of principal executive offices)

32224

(Zip Code)

(904) 398-9400

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On October 1, 2014, the Board of Directors (the “Board”) of Landstar System, Inc. (the “Company”) announced the promotion of James B. Gattoni to the position of Chief Executive Officer of the Company, effective December 29, 2014, the first business day of the Company’s 2015 fiscal year. The Board also re-appointed Mr. Gattoni to the position of President and Chief Financial Officer of the Company. Effective with his promotion, Mr. Gattoni’s annual salary has been increased to $450,000 from $370,000 and his annual target bonus percentage has been increased to 100% from 80% of his annual salary.

The Board also announced that in connection with Mr. Gattoni’s promotion, Henry H. Gerkens, the current Chairman and Chief Executive Officer of the Company, has been appointed Executive Chairman of the Company, effective December 29, 2014, pursuant to his previously disclosed letter agreement with the Company, dated January 3, 2012, as amended.

A press release announcing these changes was issued by the Company on October 1, 2014, a copy of which is included as Exhibit 99.1 hereto and hereby incorporated by reference.

Item 9.01 Exhibits

Exhibit 99.1         Press Release of Landstar System, Inc., dated October 1, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LANDSTAR SYSTEM, INC.

Date: October 1, 2014	/s/ James B. Gattoni
James B. Gattoni
President and Chief Financial Officer